Exhibit 99.1

PAB Bankshares, Inc. Announces First Quarter 2006 Earnings

    VALDOSTA, Ga.--(BUSINESS WIRE)--May 5, 2006--PAB Bankshares, Inc. (NASDAQ: PABK) and President and CEO M. Burke Welsh, Jr. today announced the Company's financial results for the quarter ended March 31, 2006. The Company's net income for the first quarter of 2006 was $3.31 million, a 34% increase compared to net income of $2.48 million for the first quarter of 2005. The Company reported $0.34 earnings per diluted share for the first quarter of 2006, a 31% increase compared to the $0.26 per diluted share reported for the same period in 2005. "Our average earning assets increased 17% this quarter compared to the first quarter of 2005 due to continued loan and deposit growth in most of our markets. This growth coupled with a rising interest rate environment helped to improve our profitability this quarter," stated Welsh.
    The Company reported total assets of $1.06 billion as of March 31, 2006, a $41.8 million, or 4.1%, increase from $1.02 billion at December 31, 2005. Total loans increased $11.2 million, or 1.5%, during the quarter. Total deposits increased $39.5 million, or 4.9%, during the quarter. The deposit growth was used to fund the loan growth, increase investments by $10.4 million, and increase federal funds sold by $20.9 million. The Company reported $764.1 million in total loans and $855.2 million in total deposits as of March 31, 2006.
    The net earnings for the quarter produced a return on average equity ("ROE") of 15.08% and a return on average assets ("ROA") of 1.30%, both an improvement compared to a 12.16% ROE and a 1.13% ROA for the first quarter of 2005. The net interest margin was 4.56% for the first quarter of 2006, a 37 basis point improvement compared to the 4.19% net interest margin in the first quarter of 2005. The Company's average yield on earning assets for the quarter was 7.45%, a 136 basis point improvement compared to an average yield on earning assets of 6.09% during the same period last year. In contrast, the Company's average rate paid for interest-bearing deposits and other borrowings was 3.38% for the quarter, a 112 basis point increase compared to an average rate of 2.26% paid for funds during the first quarter of 2005.
    During the first quarter of 2006, the Company incurred a $279,000 after-tax loss on securities transactions designed to restructure a portion of the Company's investment securities portfolio. "In anticipation of an eventual declining interest rate environment, we added some higher-yielding, call-protected bonds with more duration to our portfolio and reduced our level of lower-yielding cash flow bonds during the quarter," stated Jay Torbert, Chief Financial Officer for the Company.
    At March 31, 2006, the Company reported total nonperforming assets of $8.0 million, or 0.75% of total assets, a $100,000 increase compared to total nonperforming assets of $7.9 million, or 0.78% of total assets, as of December 31, 2005. One commercial real estate loan relationship with an outstanding balance of $7.05 million represents 88% of the Company's nonperforming assets at quarter end. This one relationship was placed on nonaccrual status during the first quarter of 2005. On May 2, 2006, the Company foreclosed on the real estate securing this loan relationship, and management anticipates that the majority of this real estate will be sold by June 30, 2006. Although the amount of recovery is uncertain, the deficiency on any remaining principal, interest and fees will continue to be pursued through collection efforts and insurance claims.
    The Company reported $107,000 in net recoveries of prior loan losses during the quarter, resulting in an annualized -0.06% ratio of net losses to average loans, compared to a -0.21% annualized net loss ratio for the first quarter of 2005. Due primarily to the net recoveries, the Company did not provide any additional provision to the allowance for loan losses during the first quarter of 2006.

    Conference Call

    The Company will host a conference call and webcast to allow the public the opportunity to listen to management discuss the Company's quarterly results at 11:00 AM Eastern on Monday, May 8, 2006. Members of the news media, investors and the general public are invited to access the live webcast of the conference call via the Company's website at www.pabbankshares.com. A link to the webcast is posted on the "Corporate Profile" page in the "Investor Relations" section of the Company's website. Participants may also access the live conference call by dialing (toll free) 877-407-8033 or (international) 201-689-8033. Shortly following the call and at any time for 90 days thereafter, listeners may access an archived version of the webcast at the "Investor Relations" section of the Company's website.

    About PAB

    The Company's sole operating subsidiary is The Park Avenue Bank. Both the Company and the Bank are headquartered in Valdosta, Georgia. The Bank is celebrating its 50th anniversary in 2006. In 1956, the Bank was established by Mr. James L. Dewar, Sr. in a small office at the corner of Park Avenue and Ashley Street in Valdosta. Currently, the Bank operates 17 branch offices and four loan production offices in 14 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. On November 1, 2005, the Company's common stock began trading on the NASDAQ National Market under the symbol PABK. The Company's common stock had previously traded on the American Stock Exchange under the symbol PAB since July 9, 1996. More information on the Company is available on the Internet at www.pabbankshares.com.

    Note to Investors

    Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on earnings, stock performance, asset quality, and projected growth, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate," "believe," "intend," "plan," "expect," "estimate," "could," "should," "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause deterioration in the economy or cause instability in credit markets;
(9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals;
(10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company's Periodic Reports filed with the Securities and Exchange Commission (the "SEC"). The Company undertakes no obligation to revise these statements following the date of this press release.


PAB BANKSHARES, INC.
SELECTED QUARTERLY                    Period Ended
                  ----------------------------------------------------
FINANCIAL DATA      03/31/06   12/31/05  09/30/05  06/30/05  03/31/05
----------------------------------------------------------------------
(Dollars in thousands except
 per share and other data)
Summary of
 Operations:
Interest income      $17,848    $16,940   $15,783   $14,180   $12,467
Interest expense       6,956      6,367     5,556     4,580     3,894
----------------------------------------------------------------------
Net interest
 income               10,892     10,573    10,227     9,600     8,573
----------------------------------------------------------------------
Provision for loan
 losses                    -        300       275       153       460
Other income           1,040      1,437     1,570     1,458     1,347
Other expense          6,756      6,526     6,259     6,228     5,765
----------------------------------------------------------------------
Income before
 income tax
 expense               5,176      5,184     5,263     4,677     3,695
Income tax expense     1,865      1,856     1,744     1,549     1,216
----------------------------------------------------------------------
Net income            $3,311     $3,328    $3,519    $3,128    $2,479
======================================================================
Net interest
 income on a tax-
 equivalent basis    $10,975    $10,648   $10,284    $9,648    $8,615

Per Share Ratios:
Net income - basic     $0.35      $0.35     $0.37     $0.33     $0.26
Net income - diluted    0.34       0.34      0.36      0.32      0.26
Dividends declared
 for period            0.125      0.125      0.12      0.12      0.11
Dividend payout ratio  35.91%     35.56%    32.52%    36.57%    42.27%
Book value at end
 of period             $9.35      $9.19     $9.15     $8.87     $8.65

Common Share Data:
Outstanding at
 period end        9,512,767  9,469,017 9,534,408 9,528,508 9,525,428
Weighted average
 outstanding       9,484,570  9,502,842 9,530,712 9,526,343 9,498,988
Diluted weighted
 average
 outstanding       9,712,633  9,707,068 9,709,819 9,671,945 9,648,630

Selected Average
 Balances:
Total assets      $1,035,348 $1,007,109  $974,747  $918,643  $892,189
Earning assets       975,699    948,882   916,001   861,462   833,451
Loans                761,900    741,600   722,410   693,433   665,750
Deposits             834,062    803,978   764,068   712,193   683,828
Stockholders'
 equity               89,030     87,842    86,596    84,245    82,657

Selected Period
 End Balances:
Total assets      $1,059,167 $1,017,326  $991,111  $933,747  $907,131
Earning assets       998,323    957,918   932,491   872,380   854,721
Loans                764,090    752,938   731,545   719,634   679,608
Allowance for loan
 losses               11,186     11,079    10,768    10,460     9,867
Deposits             855,224    815,681   787,664   726,921   701,041
Stockholders'
 equity               88,974     87,001    87,208    84,560    82,387
Tier 1 regulatory
 capital              94,686     92,267    91,410    88,969    86,961

PAB BANKSHARES, INC.
SELECTED QUARTERLY                    Period Ended
                  ----------------------------------------------------
FINANCIAL DATA      03/31/06   12/31/05  09/30/05  06/30/05  03/31/05
----------------------------------------------------------------------
(Dollars in thousands except
 per share and other data)
Performance
 Ratios:
Return on average
 assets                 1.30%      1.31%     1.43%     1.37%     1.13%
Return on average
 stockholders' equity  15.08%     15.03%    16.12%    14.89%    12.16%
Net interest margin     4.56%      4.45%     4.45%     4.49%     4.19%
Efficiency ratio
 (excluding the
 following items):     54.29%     53.70%    52.80%    55.97%    57.85%
Securities gains
 (losses) included
 in other income       $(430)      $(10)        -        (1)        -
Other gains
 (losses) included
 in other income           2        (57)       (1)      (19)       (3)

Selected Asset
 Quality Factors:
Nonaccrual loans      $7,760     $7,856    $7,446    $7,534    $6,531
Loans 90 days or
 more past due and
 still accruing           17          2        20         9         6
Other impaired
 loans (troubled-
 debt
 restructurings)           -          -         -         -         -
Other real estate
 and repossessions       212         42        38         2         1

Asset Quality
 Ratios:
Net charge-offs to
 average loans
 (annualized YTD)      -0.06%     -0.12%    -0.16%    -0.23%    -0.21%
Nonperforming
 loans to total
 loans                  1.02%      1.04%     1.02%     1.05%     0.96%
Nonperforming
 assets to total
 assets                 0.75%      0.78%     0.76%     0.81%     0.72%
Allowance for loan
 losses to total
 loans                  1.46%      1.47%     1.47%     1.45%     1.45%
Allowance for loan
 losses to
 nonperforming
 loans                143.82%    140.98%   144.22%   138.66%   150.95%

Other Selected Ratios and
 Nonfinancial Data:
Average loans to
 average earning
 assets                78.09%     78.16%    78.87%    80.49%    79.88%
Average loans to
 average deposits      91.35%     92.24%    94.55%    97.37%    97.36%
Average
 stockholders'
 equity to average
 assets                 8.60%      8.72%     8.88%     9.17%     9.26%
Full-time
 equivalent
 employees               305        300       293       291       287
Bank branch
 offices                  17         17        17        17        17
Bank loan
 production
 offices                   4          4         3         3         2
Bank ATMs                 20         20        18        18        17

PAB BANKSHARES, INC.
SELECTED YEAR-TO-DATE                 Period Ended

                  ----------------------------------------------------
FINANCIAL DATA      03/31/06   12/31/05  09/30/05  06/30/05  03/31/05
----------------------------------------------------------------------
(Dollars in thousands except
 per share and other data)
Summary of
 Operations:
Interest income      $17,848    $59,371   $42,431   $26,647   $12,467
Interest expense       6,956     20,398    14,031     8,475     3,894
----------------------------------------------------------------------
Net interest
 income               10,892     38,973    28,400    18,172     8,573
----------------------------------------------------------------------
Provision for loan
 losses                    -      1,189       889       614       460
Other income           1,040      5,813     4,375     2,805     1,347
Other expense          6,756     24,778    18,252    11,993     5,765
----------------------------------------------------------------------
Income before
 income tax
 expense               5,176     18,819    13,634     8,370     3,695
Income tax expense     1,865      6,366     4,510     2,766     1,216
----------------------------------------------------------------------
Net income            $3,311    $12,453    $9,124    $5,604    $2,479
======================================================================
Net interest
 income on a tax-
 equivalent basis    $10,975    $39,195   $28,547   $18,263    $8,615

Per Share Ratios:
Net income - basic     $0.35      $1.31     $0.96     $0.59     $0.26
Net income - diluted    0.34       1.28      0.94      0.58      0.26
Dividends declared
 for the period        0.125      0.475      0.35      0.23      0.11
Dividend payout
 ratio                  9.55%     36.29%    36.55%    39.09%    42.27%

Common Share Data:
Weighted average
 outstanding       9,484,570  9,514,775 9,518,797 9,512,741 9,498,988
Diluted weighted
 average
 outstanding       9,712,633  9,686,894 9,679,974 9,660,612 9,648,630

Selected Average
 Balances:
Total assets      $1,035,348   $948,457  $928,587  $905,124  $892,189
Earning assets       975,699    890,336   870,607   847,534   833,451
Loans                761,900    706,052   694,072   679,668   665,750
Deposits             834,062    741,409   720,324   698,089   683,828
Stockholders'
 equity               89,030     85,431    84,514    83,456    82,657

Performance
 Ratios:
Return on average
 assets                 1.30%      1.31%     1.31%     1.25%     1.13%
Return on average
 stockholders'
 equity                15.08%     14.58%    14.43%    13.55%    12.16%
Net interest
 margin                 4.56%      4.40%     4.38%     4.35%     4.19%
Efficiency ratio
 (excluding the
 following items):     54.29%     54.94%    55.40%    56.86%    57.85%
Securities gains
 (losses) included
 in other income       $(430)      $(11)       (1)       (1)        -
Other gains
 (losses) included
 in other income           2        (79)      (23)      (22)       (3)

Other Selected
 Ratios:
Average loans to
 average earning
 assets                78.09%     79.30%    79.72%    80.19%    79.88%
Average loans to
 average deposits      91.35%     95.23%    96.36%    97.36%    97.36%
Average
 stockholders'
 equity to average
 assets                 8.60%      9.01%     9.10%     9.22%     9.26%




PAB BANKSHARES, INC.
LOAN PORTFOLIO                           Period Ended
                         ---------------------------------------------
SUMMARY                  03/31/06 12/31/05 09/30/05 06/30/05 03/31/05
----------------------------------------------------------------------
                            (Dollars In
                             Thousands)
Commercial and financial  $47,164  $50,860  $55,536  $60,127  $54,512
Agricultural (including
 loans secured by
 farmland)                 53,368   55,830   45,759   32,475   27,237
Real estate -
 construction             290,863  268,629  257,522  228,539  198,815
Real estate - commercial  229,236  231,601  206,910  227,079  232,672
Real estate - residential 123,902  127,326  145,395  151,033  147,508
Installment loans to
 individuals and other
 loans                     20,836   20,380   22,239   22,663   20,585
                         ---------------------------------------------
                          765,369  754,626  733,361  721,916  681,329
Deferred loan fees and
 unearned
interest, net              (1,279)  (1,688)  (1,816)  (2,282)  (1,721)
                         ---------------------------------------------
                          764,090  752,938  731,545  719,634  679,608
Allowance for loan losses (11,186) (11,079) (10,768) (10,460)  (9,867)
                         ---------------------------------------------
                         $752,904 $741,859 $720,777 $709,174 $669,741
                         =============================================




PAB BANKSHARES, INC.
LOAN AND DEPOSIT PORTFOLIO
 BY MARKET                  South    North
As of March 31, 2006       Georgia  Georgia  Florida Treasury  Total
----------------------------------------------------------------------
                             (Dollars in
                              Thousands)
Loans
Commercial and financial   $30,267  $16,339     $485     $73  $47,164
Agricultural (including
 loans secured by
 farmland)                  45,102    6,389    1,877       -   53,368
Real estate - Construction  52,958  197,207   40,566     132  290,863
Real estate - commercial    87,055  117,627   17,429   7,125  229,236
Real estate - residential   91,943   25,627    4,948   1,384  123,902
Installment loans to
 individuals and others     16,620    1,336      125   2,755   20,836
                          --------------------------------------------
                           323,945  364,525   65,430  11,469  765,369
Deferred loan fees and
 unearned interest, net        (84)    (708)    (498)     11   (1,279)
                          --------------------------------------------
                           323,861  363,817   64,932  11,480  764,090
Allowance for loan losses   (4,377)  (5,542)    (883)   (384) (11,186)
                          --------------------------------------------
                          $319,484 $358,275  $64,049 $11,096 $752,904
                          ============================================


Deposits
Noninterest-bearing demand $81,739  $13,542   $6,457  $5,462 $107,200
Interest-bearing demand
 and savings               230,558   44,806   25,205   1,094  301,663
Time                       245,975   59,541   98,180  42,665  446,361
                          --------------------------------------------
Total Deposits            $558,272 $117,889 $129,842 $49,221 $855,224
                          ============================================

    CONTACT: PAB Bankshares, Inc., Valdosta
             Donald J. "Jay" Torbert, Jr., 229-241-2775, ext. 266
             jayt@parkavebank.com